MARQETA SECOND QUARTER EARNINGS REPORT SHOWS 76 PERCENT JUMP IN NET REVENUE, DRIVEN BY CUSTOMER GROWTH
The global modern card issuing platform issued its first earnings report as a public company, showing net revenue of $122 million, up 76 percent year-over-year, with 76 percent growth in total processing volume and a 70 percent increase in gross profit.

Oakland, California – August 11, 2021 - Marqeta, Inc. (NASDAQ: MQ), a leading modern card issuing platform, today reported financial results for the second quarter ended June 30, 2021.
Marqeta reported net revenue was $122 million, with total processing volume (TPV) of $26.5 billion, both increases of 76% from the same quarter of 2020. The company saw gross profit of $47 million during the quarter, up 70% from the same quarter of 2020. Marqeta reported a GAAP net loss of $68.6 million and Adjusted EBITDA of $(10.6) million for the quarter ended June 30, 2021.
“Our earnings demonstrate an enormous appetite for modern card issuing, demand across diverse industries and rapid growth with our customers,” said Jason Gardner, Founder and CEO of Marqeta.
Marqeta’s second quarter earnings growth was underscored by several key business updates:
•Marqeta announced that it had been chosen by Google to power the launch of a digital card for Google Pay balance users.
•Marqeta continues to see strong growth from the Buy Now, Pay Later vertical, where it supports the majority of the leading innovators. During the quarter ended June 30, 2021, net revenue for this vertical increased 350% compared to the same quarter in 2020.
•In July, Marqeta extended its agreement with Affirm, a Buy Now, Pay Later category leader, through January 2024, showing the long term commitment its customers are making to build and scale on its platform.
•Marqeta added two key leaders with deep experience to drive the next chapter of Marqeta’s growth: Darren Mowry, formerly leading AWS’s business in EMEA, joined as CRO, while Randy Kern, a technology leader with Salesforce, joined as CTO.

Financial and Operating Highlights

(Dollars in thousands except per share amounts or as noted) (unaudited)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2021	2020		2021	2020
Financial metrics:
Net revenue	$122,266	$69,402	76%	$230,249	$117,790	95%
Gross profit	$46,975	$27,617	70%	$96,832	$46,179	110%
Gross profit margin	38%	40%	(2) pps	42%	39%	3 pps
Net loss	$(68,554)	$(7,107)	865%	$(81,392)	$(21,637)	276%
Net loss margin	(56)%	(10)%	(46) pps	(35)%	(18)%	(17) pps
Net loss per share - basic and diluted [1]	$(0.29)	$(0.06)	383%	$(0.44)	$(0.18)	144%
Key operating metric and Non-GAAP financial measures [2]:
Total Processing Volume (TPV) (in millions)	$26,520	$15,082	76%	$50,518	$24,077	110%
Adjusted EBITDA [3]	$(10,637)	$(3,029)	251%	$(8,990)	$(13,440)	(33)%
Adjusted EBITDA margin [3]	(9)%	(4)%	(5) pps	(4)%	(11)%	(7) pps
1 Net loss per share is computed by dividing net loss by the weighted average of common shares and dilutive common shares outstanding during the period.
2 We track a number of operating and financial metrics, including the key metric set forth in this table (Total Processing Volume), to help evaluate our business and growth trends, establish budgets, evaluate the effectiveness of our investments, and assess operational efficiencies. Total Processing Volume (TPV) represents the total dollar amount of payments processed through our platform, net of returns and chargebacks. We believe that TPV is a key indicator of the market adoption of our platform, growth of our brand, growth of our customers' businesses and scale of our business.
3 See "Information Regarding Non-GAAP Measures" for definitions of Adjusted EBITDA and Adjusted EBITDA margin and a reconciliation of the net loss to Adjusted EBITDA.

Net Revenue: Net revenue increased by $52.9 million, or 76% year-over-year, driven by higher TPV from existing large customers and continued growth in processing volume from both our Digital Banking and Buy-Now-Pay-Later customers.
Gross Profit: Gross profit increased by 70% year-over-year to $47.0 million. Gross margin decreased from 40% during the quarter ended June 30, 2020, to 38% during the quarter ended June 30, 2021 due to increased card networks fees.
Net Loss: Net loss increased by $61.4 million, or 865%, year-over-year to $68.6 million as a significant increase in gross profit was offset by increases in employee-related costs.
Total Processing Volume: TPV increased by 76% year-over-year.
Adjusted EBITDA: Adjusted EBITDA in the second quarter of 2021 was $(10.6) million, a decrease of $(7.6) million year-over-year.
Financial Guidance
The following summarizes Marqeta's guidance for the third quarter of 2021:

Third Quarter 2021
Net revenue	$114 - $119 million

Adjusted EBITDA (1)	$(16) - $(13) million
(1) See "Information Regarding Non-GAAP Measures" for the definition of Adjusted EBITDA.

Conference Call
Marqeta will host a live conference call today at 1:30 p.m. Pacific time (4:30 p.m. Eastern time). To join the call, please dial-in 10 minutes in advance: toll-free at 1-877-407-4018 or direct at 1-201-689-8471. The conference call will also be available live via webcast online at http://investor.Marqeta.com.
The telephone replay dial-in numbers are 1-844-512-2921 and 1-412-317-6671 and will be available until November 9, 2021, 5:00 p.m. Pacific time (8:00 p.m. Eastern time). The confirmation code for the replay is 13721145.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements expressed or implied in this press release include, but are not limited to, statements relating to Marqeta’s guidance for the quarter ending September 30, 2021; statements regarding Marqeta’s business plans, business strategy and the continued success and growth of our customers; expectations regarding Marqeta’s ability to address significant global opportunities; and statements made by Marqeta’ Founder and CEO. Actual results may differ materially from the expectations contained in these statements due to risks and uncertainties, including, but not limited to, the following: the effect of uncertainties related to the global COVID-19 pandemic on U.S. and global economies, our business, results of operations, financial condition, demand for our platform, sales cycles and customer retention; the risk that Marqeta is unable to further attract, retain, diversify, and expand its customer base; the risk that Marqeta is unable to drive increased TPV on its platform; the risk that consumers and customers will not perceive the benefits of Marqeta’s products as Marqeta expects; the risk that Marqeta's technology platform, including hosted solutions, do not operate as intended resulting in system outages; the risk that Marqeta will not be able to achieve the cost structure that Marqeta currently expects; the risk that Marqeta’s solution will not achieve the expected market acceptance; the risk that competition could reduce expected demand for Marqeta’s services; the risk that changes in the regulatory landscape adversely affects the gross interchange or other revenue Marqeta earns or adversely affects the bank and network costs Marqeta incurs; and the risk that Marqeta may be subject to additional risks such as currency fluctuations due to its international business activities. Detailed information about these risks and other factors that could potentially affect Marqeta’s business, financial condition and results of operations are included in the “Risk Factors” disclosed in Marqeta's prospectus filed with the Securities and Exchange Commission (the “SEC”) on June 9, 2021 and in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, as such risk factors may be updated from time to time in Marqeta’s periodic filings with the SEC, available at www.sec.gov and Marqeta’s website at http://investors.Marqeta.com
The forward-looking statements in this press release are based on information available to Marqeta as of the date hereof. Marqeta disclaims any obligation to update any forward-looking statements, except as required by law.
Disclosure Information
Investors and others should note that Marqeta announces material financial information to its investors using its investor relations website, SEC filings, press releases, public conference calls and webcasts. Marqeta also uses social media to communicate with its customers and the public about Marqeta, its products and services and other matters relating to its business and market. It is possible that the information Marqeta posts on social media could be deemed to be material information. Therefore, Marqeta encourages investors, the media, and others interested in Marqeta to review the information we post on social media channels including the Marqeta Twitter Feed and the Marqeta LinkedIn Feed. These social media channels may be updated from time to time.
Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "Information Regarding Non-GAAP Financial Measures".

About Marqeta, Inc.
Marqeta’s modern card issuing platform empowers its customers to create customized and innovative payment cards. Marqeta’s modern architecture gives its customers the ability to build more configurable and flexible payment experiences, accelerating time-to-market and democratizing access to card issuing technology. Marqeta’s open APIs provide instant access to highly scalable, cloud-based payment infrastructure that enables customers to launch and manage their own card programs, issue cards and authorize and settle payment transactions. Marqeta is headquartered in Oakland, California and is certified to operate in 36 countries globally.

Marqeta® is a registered trademark of Marqeta, Inc.
IR Contact: Marqeta Investor Relations, IR@marqeta.com

Marqeta, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net revenue	$122,266	$69,402	$230,249	$117,790
Costs of revenue	75,291	41,785	133,417	71,611
Gross profit	46,975	27,617	96,832	46,179
Operating expenses:
Compensation and benefits	95,204	25,901	140,043	50,883
Professional services	6,382	2,479	12,643	4,825
Technology	7,569	2,660	13,195	5,099
Occupancy	907	1,080	1,993	2,167
Depreciation and amortization	874	850	1,781	1,707
Marketing and advertising	495	343	990	681
Other operating expenses	3,530	1,101	4,825	2,627
Total operating expenses	114,961	34,414	175,470	67,989
Loss from operations	(67,986)	(6,797)	(78,638)	(21,810)
Other income (expense), net	(481)	(295)	(2,648)	200
Loss before income tax expense	(68,467)	(7,092)	(81,286)	(21,610)
Income tax expense	(87)	(15)	(106)	(27)
Net loss	$(68,554)	$(7,107)	$(81,392)	$(21,637)
Net loss per share attributable to common stockholders, basic and diluted	$(0.29)	$(0.06)	$(0.44)	$(0.18)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	234,669,664	120,051,635	183,784,697	119,265,816

Marqeta, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2021	December 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,579,287	$220,433
Restricted cash	7,800	7,800
Marketable securities	105,053	149,903
Accounts receivable, net	5,931	8,420
Settlements receivable, net	9,598	12,867
Network incentives receivable	37,437	20,022
Prepaid expenses and other current assets	11,179	11,461
Total current assets	1,756,285	430,906
Property and equipment, net	10,104	9,477
Operating lease right-of-use assets, net	12,353	13,411
Other assets	1,582	3,886
Total assets	$1,780,324	$457,680
Liabilities, redeemable convertible preferred stock and stockholders' equity (deficit)
Current liabilities
Accounts payable	$2,301	$2,362
Revenue share payable	82,015	78,191
Accrued expenses and other current liabilities	87,323	60,545
Total current liabilities	171,639	141,098
Redeemable convertible preferred stock warrant liabilities	—	2,517
Operating lease liabilities, net of current portion	13,984	15,449
Other liabilities	8,715	10,452
Total liabilities	194,338	169,516
Redeemable convertible preferred stock	—	501,881
Stockholders' equity (deficit):
Preferred stock	—	—
Common stock	54	13
Additional paid-in capital	1,920,936	39,769
Accumulated other comprehensive income (loss)	(88)	25
Accumulated deficit	(334,916)	(253,524)
Total stockholders’ equity (deficit)	1,585,986	(213,717)
Total liabilities, redeemable convertible preferred stock and stockholders' equity (deficit)	$1,780,324	$457,680

Marqeta, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(81,392)	$(21,637)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,781	1,707
Share-based compensation expense	66,928	6,663
Non-cash operating leases expense	1,058	1,010
Amortization of premium on marketable securities	716	87
Provision for doubtful accounts	73	23
Other	2,901	601
Changes in operating assets and liabilities:
Accounts receivable	2,416	(1,918)
Settlements receivable	3,269	135
Network incentives receivable	(17,415)	(1,718)
Prepaid expenses and other assets	354	612
Accounts payable	(18)	(534)
Revenue share payable	3,824	22,580
Accrued expenses and other liabilities	22,738	7,947
Operating lease liabilities	(1,420)	(848)
Net cash provided by operating activities	5,813	14,710
Cash flows from investing activities:
Purchases of property and equipment	(1,096)	(1,501)
Purchases of marketable securities	(13,145)	(63,033)
Maturities of marketable securities	57,188	61,720
Net cash provided by (used in) investing activities	42,947	(2,814)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriters' discounts and commissions	1,319,809	—
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	—	143,109
Proceeds from exercise of stock options, including early exercised stock options	2,571	561
Payments for net settlement of restricted stock units	(10,273)	—
Payment of deferred offering costs	(1,981)	(511)
Repurchase of early exercised unvested options	(32)	(65)
Net cash provided by financing activities	1,310,094	143,094
Net increase in cash, cash equivalents, and restricted cash	1,358,854	154,990
Cash, cash equivalents, and restricted cash- Beginning of period	228,233	68,144
Cash, cash equivalents, and restricted cash - End of period	$1,587,087	$223,134

Marqeta, Inc.
Financial and Operating Highlights
(in thousands, except per share data or as noted)

	2021		2020			Year over Year Change - Q2'21 vs Q2'20
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Operating performance:
Net revenue	$122,266	$107,983	$88,196	$84,306	$69,402	76%
Costs of revenue	75,291	58,126	51,750	49,024	41,785	80%
Gross profit	46,975	49,857	36,446	35,282	27,617	70%
Gross profit margin	38%	46%	41%	42%	40%	(2) pps
Operating expenses:
Compensation and benefits	95,204	44,839	37,747	38,231	25,901	268%
Professional services	6,382	6,261	3,172	2,132	2,479	157%
Technology	7,569	5,626	4,708	3,432	2,660	185%
Occupancy and equipment	907	1,086	1,070	1,100	1,080	(16)%
Depreciation and amortization	874	907	890	901	850	3%
Marketing and advertising	495	495	618	371	343	44%
Other operating expenses	3,530	1,295	1,346	1,287	1,101	221%
Total operating expenses	114,961	60,509	49,551	47,454	34,414	234%
Loss from operations	(67,986)	(10,652)	(13,105)	(12,172)	(6,797)	900%
Other income (expense), net	(481)	(2,167)	(638)	(83)	(295)	63%
Loss before income tax expense	(68,467)	(12,819)	(13,743)	(12,255)	(7,092)	865%
income tax expense	(87)	(19)	(17)	(43)	(15)	480%
Net loss	$(68,554)	$(12,838)	$(13,760)	$(12,298)	$(7,107)	865%
Loss per share - basic and diluted	$(0.29)	$(0.10)	$(0.11)	$(0.10)	$(0.06)	383%
TPV (in millions)	$26,520	$23,998	$18,748	$17,250	$15,082	76%
Adjusted EBITDA	$(10,637)	$1,647	$(2,624)	$686	$(3,029)	251%
Adjusted EBITDA margin	(9)%	2%	(3)%	1%	(4)%	(5) pps
Financial condition:
Cash and cash equivalents	$1,579,287	$247,630	$220,433	$214,960	$215,334	633%
Restricted cash	$7,800	$7,800	$7,800	$7,800	$7,800	—%
Marketable securities	$105,053	$140,145	$149,903	$134,328	$96,730	9%
Total assets	$1,780,324	$481,803	$457,680	$424,661	$382,260	366%
Total liabilities	$194,338	$193,497	$169,516	$133,922	$115,901	68%
Redeemable preferred stock	$—	$501,881	$501,881	$501,881	$478,857	(100)%
Stockholders' equity (deficit)	$1,585,986	$(213,575)	$(213,717)	$(211,142)	$(212,498)	(846)%
pps = percentage points

Marqeta, Inc.
Reconciliation of GAAP to NON-GAAP Measures
(in thousands)
(unaudited)

Information Regarding Non-GAAP Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures. Marqeta considers Adjusted EBITDA and Adjusted EBITDA Margin as supplemental measures of the company’s performance that are not required by, nor presented in accordance with GAAP.
We define Adjusted EBITDA as net income (loss) adjusted to exclude share-based compensation expense; payroll tax related to share-based compensation; depreciation and amortization; income tax expense; and other income (expense) net, which consists of changes in the fair value of redeemable convertible preferred stock warrant liabilities (for periods prior to the IPO), realized foreign currency gains and losses, and interest income from our marketable securities. We believe that Adjusted EBITDA is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results, including our operating efficiencies, from period to period. Additionally, we utilize Adjusted EBITDA as an input into our calculation of certain annual employee bonus plans.
Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by net revenue. This measure is used by management and our board of directors to evaluate our operating efficiency.
Adjusted EBITDA and Adjusted EBITDA Margin should not be considered in isolation, or construed as an alternative to net loss, or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company's liquidity. In addition, other companies may calculate Adjusted EBITDA differently than Marqeta does, which limits its usefulness in comparing Marqeta’s financial results with those of other companies.
The following table shows Marqeta's GAAP results reconciled to non-GAAP results included in this release:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP net revenue	$122,266	$69,402	$230,249	$117,790
GAAP net loss	$(68,554)	$(7,107)	$(81,392)	$(21,637)
GAAP net loss margin	(56)%	(10)%	(35)%	(18)%

GAAP net loss	$(68,554)	$(7,107)	$(81,392)	$(21,637)
Depreciation and amortization expense	874	850	1,781	1,707
Share-based compensation expense	55,536	2,918	66,928	6,663
Payroll tax expense related to share-based compensation	939	—	939	—
Other income (expense), net	481	295	2,648	(200)
Income tax expense	87	15	106	27
Adjusted EBITDA	$(10,637)	$(3,029)	$(8,990)	$(13,440)
Adjusted EBITDA Margin	(9)%	(4)%	(4)%	(11)%
A reconciliation of Adjusted EBITDA to the comparable GAAP measure is not available due to the challenges and impracticability with estimating some of the items as such items cannot be reasonably predicted. Because of those challenges, reconciliations of such forward-looking non-GAAP financial measures are not available without unreasonable effort.